EMPLOYMENT AGREEMENT


     This Employment Agreement (this "AGREEMENT") is executed and effective as of this 28TH day of SEPTEMBER , 2000 ("EFFECTIVE DATE") by and between American Medical Security Group, Inc., a Wisconsin corporation (the "COMPANY") and Samuel
V. Miller, an individual ("EMPLOYEE").

                                    RECITALS

     The Company, formerly known as United Wisconsin Services, Inc., a Wisconsin
corporation   ("AMSG")  and  Employee   were  parties  to  an   employment   and
non-competition agreement dated as of October 30, 1995 (the "OLD AGREEMENT").

     Since the date of the Old Agreement, AMSG acquired the American Medical Security Group, Inc., a Delaware corporation by merger (the "AMSG MERGER"), and transferred a substantial portion of the assets of that Delaware corporation to American Medical Security Holdings, Inc. ("AMSH").

     The Old Agreement was superseded by a subsequent agreement dated as of April 7, 1998 among AMSG, AMSH, and Employee (the "PRIOR AGREEMENT").

     After the date the Prior Agreement was executed, AMSG established a new subsidiary ("NEWCO") and transferred its managed care business to Newco. AMSG was renamed "American Medical Security Group, Inc." and Newco was renamed "United Wisconsin Services, Inc." and the stock of Newco was distributed to shareholders of AMSG.

     Amendment Number One to the Prior Agreement, effective September 25, 1998 ("AMENDMENT NUMBER One"), made AMSG a party to the Prior Agreement in connection with Employee's options to purchase stock of AMSG, and further made Newco a party to the Agreement in connection with Employee's options to purchase stock of Newco.

     The parties desire to supersede the Prior Agreement and Amendment Number One as hereinafter set forth.

     The Company desires to employ Employee on the terms and conditions hereinafter set forth.

                  NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

                                   ARTICLE I

                                   EMPLOYMENT

          1.1 TERM OF EMPLOYMENT. The Company agrees to continue to employ Employee, and Employee accepts employment by the Company, for the period commencing as of the Effective Date of this Agreement and ending on December 31, 2003, subject to earlier termination as hereinafter set forth in Article III (the "EMPLOYMENT TERM"). Commencing January 1, 2004, this Agreement shall be automatically renewed for successive one-year periods (collectively, the "RENEWAL TERMS"; individually, a "RENEWAL TERM") unless, at least thirty (30) calendar days prior to the expiration of the Employment Term or the then current Renewal Term, either the Company or Employee provides the other with a written notice of intention not to renew, in which case this Agreement shall terminate as of the end of the Employment Term or said Renewal Term, as applicable. If this Agreement is renewed, the terms of this Agreement during such Renewal Term shall be the same as the terms in effect immediately prior to such Renewal Term, subject to any such changes or modifications as mutually may be agreed amongst the parties as evidenced in a written instrument signed by the parties.

          1.2 POSITIONS AND DUTIES. Employee shall be employed by the Company in the position of Chairman and Chief Executive Officer of the Company and shall be subject to the authority of, and shall report to, the Board of Directors of the Company. Employee's duties and responsibilities shall include all those customarily attendant to the position of Chairman and Chief Executive Officer. While Employee currently serves as President of the Company, the Board of Directors reserves the right to remove Employee as President and elect or appoint another person to the position of President of the Company who, in such a case, would report to Employee.

          1.3 ENTIRE BUSINESS TIME. Employee shall devote Employee's entire business time, attention and energies exclusively to the business interests of the Company.

                                   ARTICLE II

                         COMPENSATION AND OTHER BENEFITS

          2.1 BASE SALARY. Effective January 1, 2001, Base Salary shall mean an annual salary of $700,000 paid by the Company to Employee, prorated for any portion of a full year that Employee is employed. From the Effective Date through December 31, 2000, Base Salary shall mean an annual salary of $500,000 paid by the Company to Employee, prorated for any portion of a full year that Employee is employed. Base Salary shall be payable in accordance with the normal payroll practices of the Company.

          2.2 PERFORMANCE BONUS.

               (a)  PERFORMANCE  BONUS  EFFECTIVE  JANUARY  1,  2001.  Effective
          January  1,  2001,  the  Company  shall  pay  to  Employee  an  annual performance bonus ("PERFORMANCE BONUS") ranging from zero (0) to a target bonus equal to sixty percent (60%) of Employee's Base Salary to a maximum of one hundred thirty-two percent (132%) of his Base Salary. Employee's receipt of a Performance Bonus shall be dependent upon the degree of achievement of target performance goals and his remaining employed by the Company through the last day of the applicable fiscal year. Target performance goals shall be determined by the Board of Directors of the Company or a designated committee thereof and the amount of any Performance Bonus shall be based sixty percent (60%) on the Company's performance criteria and forty percent (40%) on Employee's individual performance criteria. If Employee achieves both his target Company and individual performance goals as determined by the Board of Directors of the Company or a designated committee thereof on an annual basis, his Performance Bonus shall be sixty percent (60%) of his Base Salary. Minimum, target and maximum performance goals shall be determined and set by the Board of Directors of the Company or a designated committee thereof no later than ninety (90) calendar days after the first day of the applicable performance year on which the Company budget for such fiscal year has been delivered to and approved by the Board of Directors of the Company or a designated committee thereof. Payment of the Performance Bonus shall be at a time and in a manner in accordance with the Company's policies then in effect. Notwithstanding any provision in this Section 2.2(a), if any portion of the Performance Bonus paid in the ordinary course would not be deductible as a result of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "CODE"), then such non-deductible portion shall be deferred. Any Performance Bonus deferred shall be deferred until Employee ceases to be a covered employee under Section 162(m) of the Code. Any amount deferred shall be held in a rabbi trust and shall be credited with interest at a rate equal to the Marshall Money Market Fund of M&I Trust & Investment Management (the "INTEREST RATE").

               (b) PERFORMANCE BONUS PRIOR TO JANUARY 1, 2001. For the fiscal year ending December 31, 2000, the Company shall pay to Employee a Performance Bonus of not less than $500,000 or such greater amount as shall be determined by the Company under then existing performance bonus policies in an amount not more than $1,000,000. If any portion of the Performance Bonus paid in the ordinary course would not be deductible as a result of Section 162(m) of the Code, then such non-deductible portion shall be deferred. Any Performance Bonus deferred shall be deferred until Employee ceases to be a covered employee under Section 162(m) of the Code. Any Performance Bonus deferred by the Company for Employee prior to the Effective Date shall continue to earn interest at the rate of 60% of the prime rate as reported in the WALL STREET JOURNAL through December 31, 2000 and shall, effective January 1, 2001, be credited with interest at the Interest Rate.

          2.3 CONTINUED DEFERRAL OF TRANSACTION BONUS. In connection with the AMSG Merger Employee earned a bonus of $1.0 million (the "TRANSACTION BONUS") which has been deferred and credited with interest. The Transaction Bonus shall continue to be deferred and shall continue to be held in a rabbi trust. From the Effective Date through December 31, 2000, the Transaction Bonus held in the rabbi trust shall continue to be credited with interest at the rate of sixty percent (60%) of the prime rate as reported in the WALL STREET JOURNAL. Effective January 1, 2001, the Transaction Bonus which continues to be held in the rabbi trust shall be credited with interest at the Interest Rate.

          2.4 STOCK OPTIONS AND DEFERRED STOCK. Employee has been granted options to purchase common stock of the Company ("COMPANY COMMON STOCK") as set forth below. Additionally, Employee has been granted shares of deferred stock as set forth below. Such options and deferred stock shall continue in full force and effect in accordance with their terms and related agreements. Any prior grants of options in common stock of Newco (the "UWS COMMON STOCK") shall not be modified in any manner by this Agreement and, further, shall be continued to be governed in accordance with the terms of the UWS Common Stock option plans or arrangements, and related agreements currently in effect.

               (a) Effective September 28, 1998, the grant of an option on December 6, 1995 to Employee to purchase 198,019 shares of Company Common Stock was amended to adjust the grant price per share to $15.76.

               (b) Effective September 28, 1998, the grant of an option on December 3, 1996 to Employee was amended to adjust the number of shares of Company Common Stock Employee may purchase to 427,205 shares and further to adjust the grant price per share to $11.71. No such option shall be exercised to the extent that the gain realized by Employee would be nondeductible pursuant to Section 162(m) of the Code unless (i) exercise of the option occurs after a Change of Control as defined in Section 4.2 or (ii) the option would expire if not exercised. In consideration of Employee's agreement to the restriction set forth in the preceding sentence, such option shall not be forfeited in the event of a termination of employment for "Cause" as defined in Section 2(f) of the United Wisconsin Services, Inc. Equity Incentive Plan amended as of August 15, 1996, unless the termination of employment is also for "Cause" as defined in Section 3.1(b) or
          Section 4.7(a) of this Agreement, as applicable.

               (c) Effective September 28, 1998, the grant of an option on December 17, 1996 to Employee was amended to adjust the number of shares of Company Common Stock Employee may purchase to 245,838 shares and further to adjust the grant price per share to $16.27.

               (d) On September 28, 1998, Employee was granted an option to purchase 100,000 shares of Company Common Stock at a grant price of $10.25 per share.

               (e) On November 17, 1998, Employee was granted an option to purchase 101,113 shares of Company Common Stock at a grant price of $12.25 per share.

               (f) On November 17, 1999, Employee was granted an option to purchase 148,000 shares of Company Common Stock at a grant price of $5.8125 per share.

               (g) Effective November 17, 1998, the Company granted to Employee deferred stock in the amount of 73,506 shares of Company Common Stock.

     Employee shall participate in future grants of options, deferred stock, and other equity incentive awards as determined by the Board of Directors of the Company or its delegate.

          2.5 BENEFIT PLANS. Employee will be eligible to participate in each of the Company's retirement, benefit and health plans that are generally applicable to comparable executive employees of the Company, in accordance with the terms and conditions thereof. The Company agrees to waive any waiting periods applicable to any health, disability or insurance plans, to the extent it may legally do so.

          2.6 EXPENSES. The Company shall reimburse Employee for all reasonable expenses incurred in the course of the performance of Employee's duties and responsibilities with the Company pursuant to this Agreement and consistent with the Company's policies with respect to travel, entertainment and miscellaneous expenses, and the requirements with respect to the reporting of such expenses. Such reimbursement also shall include expenses incurred with having Employee's spouse travel with Employee and attend appropriate business-related functions and meetings up to four times per calendar year and reasonable attorneys' fees incurred in connection with negotiation and execution of this Agreement.

          2.7 ANNUAL PHYSICAL EXAMINATION. Employee shall be reimbursed for the cost of an annual physical examination.

          2.8 AUTOMOBILE ALLOWANCE. Employee shall be provided with an automobile and insurance and shall be reimbursed for normal and ordinary costs and expenses in maintaining such automobile in connection with the performance of his duties.

          2.9 VACATION. Employee shall be entitled to a maximum of four weeks of vacation in any calendar year in accordance with the Company's vacation policies. Holidays and attendance at seminars and professional meetings shall not be applied against vacation time.

          2.10 CLUB MEMBERSHIPS. Employee shall be reimbursed for initiation fees and reasonable dues and assessments in connection with membership in a business club and/or a country club chosen by Employee.

          2.11 TAX MATTERS. Employee acknowledges and agrees that reimbursement of some or all of the expenses referred to in this Article II may be considered or treated as income to Employee, and Employee shall be responsible for any applicable taxes thereon.

                                  ARTICLE III

                                   TERMINATION

          3.1 RIGHT TO TERMINATE; AUTOMATIC TERMINATION.

               (a) TERMINATION WITHOUT CAUSE OR FOR GOOD REASON ABSENT A CHANGE OF CONTROL. Subject to Section 3.2, the Company may terminate Employee's employment, and all of the Company's obligations under this Agreement at any time and for any reason, provided that in no event shall a termination for Cause under Section 3.1(b) be regarded as a termination under this Section 3.1(a), and further provided that in no event shall a termination for death or Disability under Section 3.1(c) be regarded as a termination under this Section 3.1(a). Except as otherwise provided in this Section 3.1(a) in the case of a termination for "Good Reason" as defined in this Section 3.1(a), in no event shall a termination by Employee be regarded as a termination under this
          Section 3.1(a). For purposes of this Agreement absent a Change of Control as provided in Article IV below, Good Reason shall mean Employee's resignation from the Company's employment on account of any material breach of this Agreement by the Company, including:

                    (i) the failure of the Board of  Directors of the Company to reelect or reappoint Employee to the positions with the Company specified in the first sentence of Section 1.2 hereof, and Employee then elects to leave the Company's employment within six
               (6)  months  after  such  failure  to  so  reelect  or  reappoint
               Employee;

                    (ii) a material  modification  by the Board of  Directors of the Company of the duties, functions and responsibilities of Employee without his consent, except as specifically permitted under Section 1.2 hereof;

                    (iii) the  failure  of the  Company  to permit  Employee  to exercise such responsibilities as are consistent with his position and of such a nature as are usually associated with such offices of a corporation engaged in substantially the same business as the Company, except as specifically permitted under
               Section 1.2 hereof;

                    (iv) the Company causes  Employee to relocate his employment more than fifty (50) miles from Green Bay, Wisconsin, without the consent of Employee;

                    (v) the  Company's  failure  to make a  payment  when due to
               Employee; or

                    (vi) the Company's reduction of Employee's Base Salary below
               Employee's Base Salary under Section 2.1 hereof, or the Company's reduction of the amount of Performance Bonus payable with respect to minimum, target, or maximum (as applicable) achievement of performance goals;

          PROVIDED  however,  that no act or omission  described in clauses (i),
          (ii), (iii), (iv), (v), or (vi) of this Section 3.1(a) shall constitute Good Reason unless Employee gives the Company written notice of such act or omission as soon as practicable after Employee first learns of such act or omission and the Company fails to cure such act or omission within thirty (30) calendar days after receipt of such notice.

               (b) TERMINATION FOR CAUSE. Subject to Section 3.2, the Company may terminate Employee's employment at any time for "CAUSE." For all purposes of this Agreement, except for Article IV, "Cause" shall mean any one or more of the following:

                    (i) Gross negligence in the performance of duties,

                    (ii) Willful misconduct in the performance of duties,

                    (iii) Violation of law in the performance of duties where Employee is aware that he is violating the law at the time of said conduct and such violation of law jeopardizes the operations of the Company,

                    (iv) Dishonesty,  fraud, deliberate misrepresentation to the officers or members of the Board of Directors of the Company,

                    (v) Conviction of a felony which substantially impairs Employee's ability to perform his duties or which by law disqualifies him from continued service with the Company,

                    (vi) Insubordination with respect to the Board of Directors of the Company, or

                    (vii) Obtaining personal profit from any transaction in which the Company has an interest and which constitutes a corporate opportunity of the Company or is adverse to the interests of the Company, unless such transaction was approved in advance of such transaction, in writing, by the Board of Directors of the Company.

          Prior to any termination for Cause, Employee shall be provided with reasonable advance notice of the specific grounds for termination, and Employee shall be provided an opportunity to address the Board of Directors of the Company or a designated committee thereof, on the merits of termination. The termination of Employee for Cause shall be based upon a good faith determination of the Board of Directors of the Company or a designated committee thereof, and such good faith determination shall be conclusive and binding on both the Company and Employee.

               (c) TERMINATION BY DEATH OR DISABILITY. Subject to Section 3.2, Employee's employment and the obligations of the Company under this Agreement shall terminate automatically, effective immediately and without any notice being necessary, upon Employee's death or a determination of Disability of Employee. For purposes of this Agreement, "DISABILITY" means the inability of Employee, due to a physical or mental impairment, for ninety (90) calendar days (whether or not consecutive) during any period of three hundred sixty (360) calendar days to perform the duties and functions contemplated by this Agreement. "DISABILITY" does not include any conditions, physical or mental, where Employee is able to perform the essential functions of the job with or without reasonable accommodation as provided in the Americans With Disabilities Act, 42 U.S.C.ss. 12101 ET SEQ. A determination of Disability shall be made by the Board of Directors of the Company or a designated committee thereof, in consultation with a physician satisfactory to the Board of Directors of the Company or a designated committee thereof, and Employee shall cooperate with the efforts to make such determination. Any such determination shall be conclusive and binding on the parties subject to Employee's rights under law or the arbitration provision of Section 6.7 of this Agreement. Any determination of Disability under this Section 3.1(c) is not intended to alter any benefits any party may be entitled to receive under any long-term disability insurance policy carried by the Company or Employee with respect to Employee, which benefits shall be governed solely by the terms of any such insurance policy.

          3.2 RIGHTS UPON TERMINATION.

               (a) SECTION 3.1(A) TERMINATION DURING EMPLOYMENT TERM OR RENEWAL TERM. If Employee's employment is terminated by the Company pursuant to Section 3.1(a) hereof during the Employment Term or a Renewal Term, Employee resigns for Good Reason under Section 3.1(a), or if the Company does not renew the Agreement in accordance with Section 1.1 hereof, Employee shall have no further rights against the Company hereunder, except for the right after Employee's date of termination to receive the following severance payments and benefits:

                    (i) three (3) times Base  Salary,  payable in equal  monthly installments over a period of thirty-six (36) months;

                    (ii) three (3) times the  average of the  Performance  Bonus earned for the two (2) most recent fiscal years preceding the fiscal year in which the date of termination occurs, payable in equal monthly installments over a period of thirty-six (36) months;

                    (iii) payment of any accrued but unpaid vacation time;

                    (iv) the  rights  if any in  respect  of stock  options  and deferred stock pursuant to Section 2.4 hereof to which Employee is entitled under the terms of such plans and related agreements;

                    (v) reimbursement of expenses to which Employee is entitled under Section 2.6 hereof; and

                    (vi) continuation of medical and dental coverages in place at the time of Employee's date of termination for a period of three (3) years commencing immediately after Employee's date of termination, in accordance with the Company's welfare plans in effect at the time, only to the extent and for such period of time that any such coverage is not available under the welfare plans of any subsequent employer of Employee. During such three
               (3) year period commencing immediately after Employee's date of termination, to the extent that the Company shall not be able to provide any such medical or dental coverage to Employee under its welfare plans and further, to the extent that any such medical or dental coverage is not available to Employee under the welfare plans of any subsequent employer of Employee, the Company shall reimburse Employee for the cost of any such medical or dental coverage last available to Employee under the Company's welfare plans; provided, however, that any such reimbursement in the aggregate shall not exceed 150% of the Company's cost of such coverage.

          If Employee is terminated in accordance with Section 3.1(a) and thereafter within six (6) months there occurs a Control Change Date as defined in Section 4.3, and if Employee would have had a Qualifying Separation as defined in Section 4.7, then any payments and benefits under this Section 3.2(a) shall cease immediately, and payments and benefits under Section 4.5 shall commence; provided that the payments and benefits under Section 4.5 shall be reduced by any and all payments and benefits received by Employee under this Section 3.2(a).

               (b) SECTIONS 3.1(B) AND 3.1(C) TERMINATIONS. If Employee's employment is terminated pursuant to Sections 3.1(b) or 3.1(c) hereof, or if Employee resigns from employment with the Company (other than as provided in Section 3.1(a) hereof) notwithstanding the terms of this Agreement, Employee or Employee's estate shall have no further rights against the Company hereunder, except for the right to receive:

                    (i) any unpaid Base Salary with  respect to the period prior to the effective date of termination;

                    (ii) payment of any accrued but unpaid vacation time;

                    (iii) the  rights if any in  respect  of stock  options  and deferred stock pursuant to Section 2.4 hereof to which Employee is entitled under the terms of such plans and related agreements;

                    (iv)  any  death  or   disability   insurance   payable   as
               contemplated in Section 2.5 hereof; and

                    (v) reimbursement of expenses to which Employee is entitled under Section 2.6 hereof.

          Notwithstanding any other provision in this Agreement to the contrary, if Employee is terminated or terminates employment under Section 3.1(b) or Section 3.1(c) of this Agreement, even if thereafter within six (6) months there occurs a Control Change Date as defined in
          Section 4.3, Employee shall not be entitled to any payments or benefits in lieu of or in addition to the payments and benefits provided in this Section 3.2(b).

                                   ARTICLE IV

                                CHANGE OF CONTROL

               4.1 In lieu of the payments and benefits that may be available to Employee under the American Medical Security Group, Inc. Change of Control Severance Benefit Plan effective September 25, 1998, or any successor or similar plan or program of the Company, any and all of which Employee hereby agrees shall be cancelled and shall not be payable with respect to Employee, the payments and benefits of this
          Article IV subject to the restrictions and conditions described herein shall be available to Employee. This Article IV shall be effective as of the Effective Date of this Agreement.

               4.2 A "CHANGE OF CONTROL" shall be deemed to have occurred if, after the Effective Date of this Agreement:

               (a) a majority of Directors of the Company ceases to continue to serve as Directors of the Company and/or the Chief Executive Officer of the Company ceases to serve as the Chief Executive Officer of the Company as the direct or indirect result of, or in connection with the occurrence of:

                    (i) any  person,  including  a "group" as defined in Section
               13(d)(3) of the Securities Exchange Act of 1934, becoming, directly or indirectly, the beneficial owner of securities of the Company, or any other subsidiary, representing forty percent (40%) or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of Directors of the Company (other than as a result of an issuance of securities initiated by the Company or open market purchases approved by the Board of Directors of the Company as long as the majority of the Directors at the time of such approval are also Directors at the time the purchases are made); PROVIDED however that as of the Effective Date of this Agreement, this Section 4.2(a)(i) shall not apply to Blue Cross Blue Shield United of Wisconsin ("BCBSUW") which prior to the Effective Date became the beneficial owner of more than forty percent (40%) of the combined voting power of the outstanding securities of the Company; FURTHER PROVIDED that the immediately preceding proviso shall cease to apply and shall no longer have any force or effect under this Agreement if and when BCBSUW acquires additional Company securities as of and following the Effective Date without approval of at least 2/3 of the individuals who constitute the Board of Directors of the Company as of the Effective Date;

                    (ii) a cash tender or exchange offer;

                    (iii) a merger or other business combination;

                    (iv) a sale of all or substantially all of the assets of the
               Company;

                    (v) a contested election of directors; or

                    (vi) any combination of the aforementioned events; or

               (b) consummation of a plan of liquidation or dissolution of the Company.

               4.3 "CONTROL CHANGE DATE" means the date on which an event described in Section 4.2(a) or Section 4.2(b) occurs. If a Change of Control occurs on account of a series of events, the Control Change Date shall be the date of occurrence of the last of such events, required for such series of events to constitute a Change of Control.

               4.4 "CONTROL CHANGE EMPLOYMENT PERIOD." If the Effective Date of this Agreement is the Control Change Date or if Employee remains employed by the Company on the Control Change Date, the Company shall continue to employ Employee and Employee may continue as an employee of the Company from the Control Change Date until the two (2) year anniversary of the Control Change Date ("CONTROL CHANGE EMPLOYMENT PERIOD"), or such later date as provided under Section 1.1 of this Agreement.

               4.5 SEVERANCE RIGHTS IN THE EVENT OF A TERMINATION BECAUSE OF A QUALIFYING SEPARATION. If his employment with the Company terminates because of a Qualifying Separation as defined in Section 4.7, (i) during the six (6) month period immediately prior to the Control
          Change Date, or (ii) during the Control Change Employment Period, Employee shall receive from the Company the following payments and benefits (reduced by any payments or benefits received under Section 3.2(a) with respect to the same termination of employment) as soon as administratively feasible after a Qualifying Separation (or later Control Change Date causing a prior termination under Section 3.2(a) to become a Qualifying Separation) subject to Sections 4.7(a) and 4.8 of this Agreement (as applicable):

                    (a) a single  lump sum  payment  equal  to three  (3)  times average Base Salary earned during the two (2) most recent fiscal years preceding the fiscal year in which the Qualifying Separation occurs;

                    (b) a single  lump sum  payment  equal  to three  (3)  times average Performance Bonus earned for the two (2) most recent fiscal years preceding the fiscal year in which the Qualifying Separation occurs;

                    (c) payment of any accrued but unpaid vacation time;

                    (d) the  rights  if any in  respect  of  stock  options  and deferred stock pursuant to Section 2.4 hereof to which Employee is entitled under the terms of such plans and related agreements;

                    (e) reimbursement of expenses to which Employee is entitled under Section 2.6 hereof;

                    (f) continuation of medical,  dental,  long-term disability, and life insurance coverages in place at the time of the Qualifying Separation for a period of three (3) years commencing immediately after Employee's Qualifying Separation, in accordance with the Company's welfare plans in effect at the time, only to the extent and for such period of time that any such coverage is not available under the welfare plans of any subsequent employer of Employee. During such three (3) year period commencing immediately after Employee's date of termination, to the extent that the Company shall not be able to provide any such medical, dental, long-term disability or life insurance coverage to Employee under its welfare plans and further, to the extent that any such medical, dental, long-term disability or life insurance coverage is not available to Employee under the welfare plans of any subsequent employer of Employee, the Company shall reimburse Employee for the cost of any such medical, dental, long-term disability or life insurance coverage last available to Employee under the Company's welfare plans; provided, however, that any such reimbursement in the aggregate shall not exceed 150% of the Company's cost of such coverage; and

                    (g) if the excise tax imposed on "excess parachute payments"
               under Code Section 4999, as defined in Code Section 280G, is incurred on account of (A) any amount paid or payable to or for the benefit of Employee pursuant to this Article IV, (B) legal fees and expenses under Section 6.7 of this Agreement, or (C) any other amount paid or payable by the Company (the sum of all such amounts described in this Section 4.5(g) (A), (B), and (C) called the "CHANGE OF CONTROL BENEFITS"), the Company shall indemnify Employee and hold him harmless against all claims, losses, damages, penalties, expenses, and excise taxes. To effect this indemnification, the Company shall pay Employee the Additional Amount within fifteen (15) business days after Employee provides a copy of his tax return in accordance with subsection (1) below. For purposes of this Article IV, the "ADDITIONAL AMOUNT" shall mean the amount necessary to indemnify and hold Employee harmless from (i) the excise tax imposed on Employee under Section 4999 of the Code with respect to the Change of Control Benefits and (ii) the amount required to satisfy (x) the additional excise tax under Section 4999 of the Code and (y) the federal, state and local income taxes for which Employee is liable with respect to the Additional Amount (the sum of items (i) and (ii) of this Section 4.5(g) being hereunder referred to as the "ADDITIONAL TAX LIABILITY").

                         (1) For purposes of  determining  the amount and timing
                    of the payments of the Additional Amount, the Company and Employee shall, as soon as practicable after the event or series of events has occurred giving rise to the imposition of the excise tax, seek the advice of independent tax counsel and shall cooperate in establishing at least tentatively the amount of Employee's excise tax liability for purposes of paying estimated tax. Employee shall thereafter furnish to the Company a copy of each tax return which reflects a liability for an excise tax payment under
                    Section 4999 of the Code with respect to the Change of Control Benefits at least twenty (20) business days before the date on which such return is required to be filed with the Internal Revenue Service. Except as provided under subsection (2) below of this Section 4.5(g), the liability reflected on such return shall be dispositive for purposes of calculating the Additional Amount unless, within fifteen
                    (15) business days after such notice is given, the Company furnishes to Employee an opinion from the Company's independent auditors or a tax advisor selected by the Company's independent auditors indicating that a different Additional Amount is payable or to the effect that the matter is not free from doubt under applicable laws and regulations and Employee may, in such auditor's or advisor's opinion, take a different position without risk of penalty, which shall be set forth in the opinion with respect to the payment in question. Such opinion shall be addressed to Employee and shall state that Employee is entitled to rely thereon. If the Company furnishes such opinion to Employee, the position reflected in such letter shall be dispositive for purposes of calculating the Additional Amount, except as provided under this subsection (1) of this Section 4.5(g).

                         (2) If Employee's Additional Tax Liability is subsequently determined to be less than the amount of the Additional Amount paid to Employee, Employee shall repay to the Company that portion of the Additional Amount payment attributable to such reduction (plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code). If Employee's Additional Tax Liability is subsequently determined to be more than the amount of the Additional Amount paid to Employee, the Company shall make an additional payment in respect of such excess, as well as the amount of any penalty or interest assessed with respect thereto at the time that the amount of such excess, penalty or interest is finally determined.

               Notwithstanding any other provision of this Section 4.5(g) to the contrary, if the aggregate "AFTER-TAX AMOUNT" (as defined below) of the Change of Control Benefits and Additional Amount that would be payable to Employee does not equal to or exceed 110% of the "AFTER-TAX FLOOR AMOUNT" (as defined below), then no Additional Amount shall be payable to Employee and the aggregate amount of Change of Control Benefits payable to Employee shall be reduced (but not below the "FLOOR AMOUNT" as defined below) to the largest amount that would both (i) not cause any Additional Tax Liability to be payable by Employee and (ii) not cause any Change of Control Benefits to become nondeductible by the Company by reason of Section 280G of the Code (or any successor provision). For purposes of the preceding sentence, Employee shall be deemed to be subject to the highest marginal rate of federal, state, and local taxes, excluding Social Security, Medicare, and alternative minimum taxes or similar tax consequences.

               "AFTER-TAX AMOUNT" means the portion of a specified amount that would remain after payment of all federal, state, and local taxes (excluding Social Security, Medicare, and alternative minimum taxes or similar tax consequences), and Additional Tax Liability paid or payable by Employee in respect of such specified amount.

               "AFTER-TAX FLOOR AMOUNT" means the After-Tax Amount of the Floor Amount.

               "FLOOR AMOUNT" means the greatest pre-tax amount of Change of Control Benefits that could be paid to Employee without causing Employee to become liable for any Additional Tax Liability in connection therewith.

               4.6 TAXES. To the extent required by applicable law, the Company shall deduct and withhold all necessary Social Security taxes and all necessary federal and state withholding taxes and any other similar sums required by law to be withheld from any payments made pursuant to the terms of this Article IV.

               4.7 "QUALIFYING SEPARATION" means:

                    (a) Employee's employment is terminated by the Company within six (6) months prior to a Change of Control or during the Control Change Employment Period except for Cause as defined in this Section 4.7(a), or death or Disability as defined in Section 3.1(c). Solely for purposes of this Article IV, Cause shall mean:

                         (i) the  willful and  continued  failure by Employee to
                    substantially perform his duties as established by the Board of Directors of the Company;

                         (ii) material breach by Employee of his fiduciary duties of loyalty or care to the Company;

                         (iii) a conviction of a felony which, in the reasonable
                    judgment of the Board of Directors of the Company, is likely to have a material adverse effect on the business reputation of Employee or the Company, or which substantially impairs Employees abilities to perform his duties for the Company;

                         (iv) the use of  alcohol or  non-prescription  drugs in
                    such a manner as to interfere substantially with Employee's duties with respect to the Company; or

                         (v) the  willful,  flagrant,  deliberate  and  repeated
                    infractions of material published policies and regulations of the Company of which Employee has actual knowledge.

               Only if it desires to discharge Employee for Cause under subsection (v) (the "CAUSE EXCEPTION") of this Section 4.7(a), the Board of Directors of the Company shall give notice to Employee as provided in Section 4.8 and Employee shall have thirty (30) calendar days after notice has been given to him in which to cure the reason for the Company's Board's exercise of the Cause Exception. If the reason for the exercise of the Cause Exception is timely cured by Employee (as determined by a majority of the members of the Board of Directors of the Company, following a hearing), the notice shall become null and void; or

               (b) Employee voluntarily terminates employment for "GOOD REASON." Solely for purposes of this Article IV, Good Reason shall mean Employee's resignation from the Company's employment within six (6) months prior to a Change of Control or during the Control Change Employment Period on account of:

                    (i) the failure of the Board of  Directors of the Company to reelect or reappoint Employee to the positions with the Company specified in the first sentence of Section 1.2 hereof, and Employee then elects to leave the Company's employment within six
               (6)  months  after  such  failure  to  so  reelect  or  reappoint
               Employee;

                    (ii) a material  modification  by the Board of  Directors of the Company of the duties, functions and responsibilities of Employee without his consent, except as specifically permitted under Section 1.2 hereof;

                    (iii) the  failure  of the  Company  to permit  Employee  to exercise such responsibilities as are consistent with his position and of such a nature as are usually associated with such offices of a corporation engaged in substantially the same business as the Company, except as specifically permitted under
               Section 1.2 hereof;

                    (iv) the Company causes  Employee to relocate his employment more than fifty (50) miles from Green Bay, Wisconsin, without the consent of Employee;

                    (v) the  Company's  failure  to make a  payment  when due to
               Employee; or

                    (vi) the Company's reduction of Employee's Base Salary below
               Employee's Base Salary under Section 2.1 hereof, or the Company's reduction of the amount of Performance Bonus payable with respect to minimum, target, or maximum (as applicable) achievement of performance goals.

          4.8 "NOTICE OF TERMINATION" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee's employment under the provision so indicated and (iii) if the termination date specifies the effective date of termination, which date may be the date of receipt of such notice. Qualifying Separation for Cause under Section 4.7(a) shall be communicated by Notice of Termination from the Board of Directors of the Company to Employee. Qualifying Separation for Good Reason under Section 4.7(b) shall be communicated by Notice of Termination from Employee to the Board of Directors of the Company.

                                   ARTICLE V

                              RESTRICTIVE COVENANTS

          5.1 CONFIDENTIAL INFORMATION; INTELLECTUAL PROPERTY.

               (a) CONFIDENTIAL INFORMATION. Employee acknowledges that Employee will be required to use his personal intellectual skills on behalf of the Company and that it is reasonable and fair that the fruits of such skills should inure to the sole benefit of the Company. Employee further acknowledges that Employee may already have and will acquire information of a confidential nature relating to the operation, finances, business relationships and trade secrets of the Company. During Employee's employment with the Company, Employee will not use (except for use in the course of Employee's regular authorized duties on behalf of the Company), publish, disclose or authorize anyone else to use, publish or disclose without the prior written consent of the Company, any confidential information pertaining to the Company, including, without limitation, any information relating to existing or potential business, customers, trade or industrial practices, plans, costs, processes, or technical or engineering data. Following termination of Employee's employment hereof for any reason or no reason under any circumstances or conditions, Employee shall be prohibited from ever using, publishing, disclosing or authorizing anyone else to use, publish or disclose, any confidential information which constitutes a trade secret under applicable law. Employee's obligations under this Section 5.1(a) apply to, and are intended to prevent, the direct or indirect disclosure of confidential information to others. Employee shall not remove or retain any figures, calculations, formulae, letters, papers, software, abstracts, summaries, drawings, blueprints, diskettes or any other material, or copies thereof, which contain or embody any confidential information or trade secrets of the Company, except for use in the course of Employee's regular authorized duties on behalf of the Company. The foregoing notwithstanding, Employee has no obligation to refrain from using, publishing or disclosing any such confidential information which is or hereafter shall become available to the public otherwise than by use, publication or disclosure by Employee. This prohibition also does not prohibit Employee's use of general skills and know-how acquired during and prior to employment, as long as such use does not involve the use, publication or disclosure of the Company's confidential information or trade secrets.

               (b) AGREEMENT TO TRANSFER. Employee shall without further payment assign, transfer and set over, and does hereby assign, transfer and set over, to the Company all of Employee's right, title and interest in and to all trade secrets, secret processes, inventions, improvements, patents, patent applications, trademarks, trademark applications, copyrights and any and all intellectual property rights which Employee may, either solely or jointly with others, conceive or develop, make or suggest at any time during his employment by the Company and which relate to the existing or potential products, processes, work, research or other activities of the Company.

          5.2 NON-SOLICITATION OF CUSTOMERS WITHIN A CERTAIN REGION FOR ONE YEAR. Employee covenants and agrees that he shall not at any time during his employment by the Company, and for a period of one (1) year following termination of his employment, directly or indirectly solicit any business regarding services of the kind that the Company either offered or was planning to offer and of which Employee was aware at or before the date of Employee's termination, from any person or entity that (i) has, on the date of termination, its principal place of business in the Restricted Area as defined in Section 5.9 below, (ii) was a customer or prospective customer of the Company's on the date of termination, and (iii) was a customer or prospective customer with which Employee had personal contact or knowledge of such a customer or prospective customer through confidential information, in regard to such services within two (2) years prior to said termination.

          5.3 NON-SOLICITATION OF CUSTOMERS OUTSIDE A CERTAIN REGION FOR ONE YEAR. Employee covenants and agrees that he shall not at any time during his employment by the Company, and for a period of one (1) year following termination of his employment, directly or indirectly solicit any business regarding services of the kind that the Company either offered or was planning to offer and of which Employee was aware at or before the date of Employee's termination, from any person or entity that (i) has, on the date of termination, its principal place of business in OTHER THAN the Restricted Area but conducts business in the Restricted Area, (ii) was a customer or prospective customer of the Company's on the date of termination, and (iii) was a customer or prospective customer with which Employee had personal contact or knowledge of such a customer or prospective customer through confidential information, in regard to such services within two (2) years prior to said termination.

          5.4 NON-SOLICITATION OF EMPLOYEES. Employee covenants and agrees that he shall not at any time during his employment by the Company, and for a period of one (1) year following termination of his employment, directly or indirectly employ or seek to employ (other than for employment with the Company or its subsidiaries) any person employed at that time by the Company or otherwise encourage any such person to leave such employment.

          5.5 NON-SOLICITATION OF VENDORS AND OTHERS. Employee covenants and agrees that he shall not at any time during his employment by the Company, and for a period of one (1) year following termination of his employment, solicit any vendors, suppliers, or service providers of the Company on behalf of or for the benefit of a Competitor.

          5.6 SERVICES FOR COMPETITOR. Employee covenants and agrees that he shall not at any time during his employment by the Company, and for a period of one (1) year following termination of his employment, become employed by, enter into a consulting arrangement with or otherwise agree to perform personal services for any Competitor (as defined in Section 5.8 below).

          5.7 OWNERSHIP INTEREST IN COMPETITOR. Employee covenants and agrees that he shall not at any time during his employment by the Company, and for a period of one (1) year following termination of his employment, acquire an ownership interest in a Competitor, unless such an ownership interest
     (1) is in a company whose stock is publicly traded on a national exchange, and (2) is a de minimis investment of less than 1% of the outstanding securities of such a company; provided however, that nothing herein shall prohibit Employee's ownership of securities in United Wisconsin Services, Inc. acquired prior to the Effective Date, and nothing herein shall prohibit Employee from exercising options granted to him prior to the Effective Date to acquire stock in United Wisconsin Services, Inc.

          5.8 COMPETITOR. For purposes of this Agreement, "COMPETITOR" shall mean any provider of individual and small employer group health care benefits and insurance products within the Restricted Area as defined in
     Section 5.9 below.

          5.9 RESTRICTED AREA. For purposes of this Agreement, "RESTRICTED AREA" shall mean anywhere in the United States where the Company sells individual and small employer group health care benefits and insurance products.

          5.10 NOTIFICATION OF EXISTENCE OF AGREEMENT. Employee agrees that in the event that Employee is offered employment with another employer at any time during the existence of this Agreement, or such other period in which post-termination obligations of this Agreement apply, the business of which is in any manner competitive with the Company's business, Employee shall immediately advise such employer of the existence of this Agreement and shall immediately provide such employer with a copy of this Agreement.

          5.11 RETURN OF DOCUMENTS. Immediately upon termination of employment with the Company, Employee shall return to the Company, and so certify in writing to the Company, all of the Company's papers, documents and items, including information stored for use in or with computers and software applicable to the Company's business (and all copies thereof), which are in Employee's possession or under Employee's control, regardless whether such papers, documents or items contain confidential information or trade secrets.

          5.12 NO CONFLICTS. To the extent that they exist, Employee will not disclose to the Company any of Employee's previous employer's confidential information or trade secrets. Further, Employee represents and warrants that Employee has not previously assumed any obligations inconsistent with those of this Agreement and that employment by the Company does not conflict with any prior obligations to third parties.

          5.13 AGREEMENT ON FAIRNESS. Employee acknowledges that: (i) this Agreement has been specifically bargained between the parties and reviewed by Employee, (ii) Employee has had an opportunity to obtain legal counsel to review this Agreement, and (iii) Employee voluntarily enters into this Agreement.

          5.14 EQUITABLE RELIEF. Employee acknowledges that any breach of this Agreement will cause substantial and irreparable harm to the Company for which money damages would be an inadequate remedy. Accordingly, the Company shall in any such event be entitled to obtain injunctive and other forms of equitable relief to prevent such breach in addition to any other rights or remedies available at law, in equity or by statute.

                                   ARTICLE VI

                               GENERAL PROVISIONS

          6.1 NOTICES. Any and all notices, consents, documents or communications provided for in this Agreement shall be given in writing and shall be personally delivered, mailed by registered or certified mail (return receipt requested) or sent by courier, confirmed by receipt, and addressed as follows (or to such other address as the addressed party may have substituted by notice pursuant to this Section 6.1):

               (a) If to the Company:

                                    American Medical Security Group, Inc.
                                    3100 AMS Boulevard
                                    Green Bay, WI 54313              or
                                    P.O. Box 19032
                                    Green Bay, Wisconsin 54307-9032
                                    Attn.: General Counsel

               (b) If to Employee:

                                    Samuel V. Miller
                                    3100 AMS Boulevard
                                    Green Bay, Wisconsin  54313        or
                                    P.O. Box 19032
                                    Green Bay, Wisconsin  54307-9032

                                    With a copy to:

                                    David S. Foster
                                    Thelen Reid & Priest LLP
                                    101 Second Street
                                    Suite 1800
                                    San Francisco, California  94105-3601

     Such notice, consent, document or communication shall be deemed given upon personal delivery or receipt at the address of the party stated above or at any other address specified by such party to the other party in writing, except that if delivery is refused or cannot be made for any reason, then such notice shall be deemed given on the third day after it is sent.

          6.2 ENTIRE AGREEMENT. This Agreement contains the entire understanding and the full and complete agreement of the parties and supersedes and replaces the Prior Agreement and Amendment Number One, and the American Medical Security Group, Inc. Change of Control Severance Benefit Plan effective September 25, 1998, and any other prior understandings and agreements among the parties, with respect to the subject matter hereof.

          6.3 AMENDMENT; HEADINGS; SECTION REFERENCES. This Agreement may be altered, amended or modified only in a writing, signed by the parties hereto. Headings included in this Agreement are for convenience only and are not intended to limit or expand the rights of the parties hereto. References to Sections herein shall mean sections of the text of this Agreement, unless otherwise indicated.

          6.4 ASSIGNABILITY. This Agreement and the rights and duties set forth herein may not be assigned by Employee, but may be assigned by the Company, in whole or in part to any entity controlled by the Company. This Agreement shall be binding on and inure to the benefit of each party and such party's respective heirs, legal representatives, successors and assigns.

          6.5 SEVERABILITY. If any court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then such invalidity or unenforceability shall have no effect on the other provisions hereof, which shall remain valid, binding and enforceable and in full force and effect. If any court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then such invalid or unenforceable provision shall be construed in a manner so as to give the maximum valid and enforceable effect to the intent of the parties expressed therein.

          6.6 MITIGATION. Employee shall not be required to mitigate damages or the amount of any payment provided for in Sections 3.2(a) or 4.5 of this Agreement by seeking or accepting other employment or otherwise, and compensation earned from such employment or otherwise shall not reduce the amounts otherwise payable under Sections 3.2(a) or 4.5; provided, however, that the Company's obligations under Sections 3.2(a)(vi) or 4.5(f) hereof shall cease with respect to each applicable type of insurance coverage as of the date on which Employee obtains other coverage substantially equivalent to coverage in place at the time of his date of termination or Qualifying Separation, as applicable.

          6.7 ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, or the breach hereof, shall be settled by a single arbitrator in arbitration conducted in Green Bay, Wisconsin, in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

          The parties shall select an arbitrator, but if they are unable to agree on one, the parties shall jointly request the American Arbitration Association to designate five (5) arbitrator names. The parties, beginning with Employee, shall alternately strike names until one is left.

          The arbitrator's decision shall be final and binding. Each party shall be entitled to discovery exclusively by the following means: (i) requests for admission, (ii) request for production of documents, and (iii) depositions of no more than four (4) individuals, provided that either party may apply to the arbitrator upon a showing of good cause that more or less discovery is warranted. All discovery shall be completed, and the arbitration hearing shall commence, within sixty (60) calendar days, after the appointment of the arbitrator. Unless the arbitrator finds that exceptional circumstances justify the delay, the hearing will be completed, and an award will be rendered within sixty (60) calendar days of the commencement of the hearing.

          The arbitrator shall have the authority to settle such controversy or claims by finding that a party should be enjoined from certain actions or be compelled to undertake certain actions, and in such event such court may enter an order enjoining and/or compelling such actions as found by the arbitrator. However, notwithstanding the foregoing, the parties expressly agree that a court of competent jurisdiction may enter a temporary restraining order or an order enjoining a breach of this Agreement pending a final award or further order by the arbitrator. Such remedy, however, shall be cumulative and nonexclusive, and shall be in addition to any other remedy to which the parties may be entitled.

          The Company shall pay the arbitrator's fees and expenses without regard to which party prevails in the dispute. The arbitrator may award reasonable attorneys' fees and costs to the prevailing party, but the arbitrator shall consider financial ability to pay such fees and costs and undue hardship on the party ordered to pay said fees and costs.

          Solely for  purposes  of  protecting  or  enforcing  his rights  under
     Article IV of this Agreement, to the extent Employee incurs legal fees, the Company shall reimburse Employee for such reasonable legal fees and for any other reasonable expenses related thereto. Such reimbursement shall be made within thirty (30) calendar days following final resolution of the dispute or occurrence giving rise to such legal fees and related expenses.

          Notwithstanding any provision in this Agreement to the contrary, pending arbitration of any dispute between the parties, the Company may seek injunctive relief or other appropriate equitable relief in a court of competent jurisdiction for any alleged breach of the restrictive covenants of Article V of this Agreement.

          6.8 WAIVER OF BREACH. The waiver by any party of the breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by any party.

          6.9 GOVERNING LAW. This Agreement shall be governed by the internal laws of the State of Wisconsin, without regard to its choice of law principles.

          6.10 CONSTRUCTION. The Company and Employee have each been represented by legal counsel with respect to this Agreement. The parties acknowledge that each party and such party's counsel have reviewed and revised, or have had an opportunity to review and revise, this Agreement. Therefore, any rule of construction to the effect that any ambiguities or inconsistencies in the Agreement are to be resolved against the drafting party shall not be applied in the interpretation of this Agreement.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date written above.



                                           AMERICAN MEDICAL SECURITY GROUP, INC.

                                           By: /S/ TIMOTHY J. MOORE



                                               /S/ SAMUEL V. MILLER
                                               Samuel V.  Miller